EXHIBIT C

to the Custody Agreement

Fund Names

Separate Series of the Dunham Funds

Name of Series

    Date Added

Dunham Loss Averse Growth Fund

 on or after March 30, 2010

Dunham Corporate/Government Bond Fund

Dunham High-Yield Bond Fund

Dunham Monthly Distribution Fund

Dunham Appreciation & Income Fund

Dunham Large Cap Value Fund

Dunham Real Estate Stock Fund

Dunham International Stock Fund

Dunham Small Cap Value Fund

Dunham Large Cap Growth Fund

Dunham Small Cap Growth Fund

Dunham Emerging Markets Stock Fund

Dunham Focused Large Cap Growth Fund